Exhibit 10.8

AGREED FORM

ASSIGNMENT AND ASSUMPTION OF GOVERNANCE AGREEMENT

This Assignment and Assumption of Governance Agreement (this “Assignment”) is made as of [•] by and among Liberty Expedia Holdings, Inc., a Delaware corporation (“Spinco”), LEXE Marginco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Spinco (“Marginco”), [Liberty Sub, a Delaware [•] and a wholly-owned subsidiary of Spinco] (“[Sub]”, and together with Spinco and Marginco, the “Assignees”), Liberty Interactive Corporation, a Delaware corporation (“Liberty”), Barry Diller, an individual (“Diller”), and Expedia, Inc., a Delaware corporation (“Expedia”).  Capitalized terms used and not otherwise defined herein have the meanings given such terms in the Governance Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Expedia, Diller and Liberty are parties to that certain Amended and Restated Governance Agreement, dated as of December 20, 2011 (the “Governance Agreement”);

WHEREAS, Liberty has determined to engage in the Spin-Off (as defined in the Transaction Agreement, dated as of March 24, 2016, by and among Liberty, Spinco, Diller, John C. Malone, an individual, and Leslie Malone, an individual (the “Transaction Agreement”)) which Liberty has represented will constitute a Distribution Transaction involving a Qualified Distribution Transferee;

WHEREAS, in accordance with Section 5.01 of the Governance Agreement, the parties desire to effect the assignment by Liberty and assumption by Spinco of Liberty’s rights, benefits and obligations under the Governance Agreement in connection with the Spin-Off and to provide for the other Assignees to become parties to the Governance Agreement as so assigned; and

WHEREAS, on or prior to the date hereof, pursuant to Section 5.01(b)(ii) of the Governance Agreement, the Executive Committee of the Board of Directors of Expedia has approved the Spin-Off and the transactions related thereto as contemplated by the Transaction Agreement for purposes of Section 203(a)(1) of the Delaware General Corporation Law.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Representations and Warranties of Expedia.  Expedia represents and warrants to Diller, Liberty and Assignees that:

a.                                      Expedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Assignment and to carry out its obligations hereunder and under the Governance Agreement;

b.                                      the execution, delivery and performance of this Assignment by Expedia has been duly authorized by all necessary corporate action on the part of Expedia and no other corporate proceedings on the part of Expedia are necessary to authorize this Assignment or the matters contemplated hereby or by the Governance Agreement;

c.                                       this Assignment has been duly executed and delivered by Expedia and constitutes a valid and binding obligation of Expedia, and, assuming this Assignment constitutes a valid and binding obligation of Diller, Liberty and Assignees, is enforceable against Expedia in accordance with its terms;

d.                                      the execution and delivery of this Assignment by Expedia, and the performance of its obligations hereunder and under the Governance Agreement, do not constitute a breach or violation of, or conflict with, Expedia’s restated certificate of incorporation or amended and restated by-laws or any material agreement to which Expedia is a party; and

e.                                       prior to the date of this Assignment, the Executive Committee of the board of directors of Expedia has duly adopted the resolution set forth on Exhibit J to the Transaction Agreement, which resolution has not been amended, modified or rescinded.

2.                                      Representations and Warranties of Diller.  Diller represents and warrants to Expedia, Liberty and Assignees that:

a.                                      he has the power and authority to enter into this Assignment and to carry out his obligations hereunder and under the Governance Agreement;

b.                                      the execution, delivery and performance of this Assignment by Diller has been duly authorized by all necessary action on the part of Diller and no other actions on the part of Diller are necessary to authorize this Assignment or the matters contemplated hereby or by the Governance Agreement;

c.                                       this Assignment has been duly executed and delivered by Diller and constitutes a valid and binding obligation of Diller, and, assuming this Assignment constitutes a valid and binding obligation of Expedia, Liberty and Assignees, is enforceable against Diller in accordance with its terms; and

d.                                      the execution and delivery of this Assignment by Diller, and the performance of his obligations hereunder and under the Governance Agreement, do not constitute a breach or violation of, or conflict with, any material agreement to which Diller is a party.

3.                                      Representations and Warranties of Liberty.  Liberty represents and warrants to Diller and Expedia that:

a.                                      Liberty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Assignment and to carry out its obligations hereunder and under the Governance Agreement;

b.                                      the execution, delivery and performance of this Assignment by Liberty has been duly authorized by all necessary corporate action on the part of Liberty and no other corporate proceedings on the part of Liberty are necessary to authorize this Assignment or the matters contemplated hereby or by the Governance Agreement;

c.                                       this Assignment has been duly executed and delivered by Liberty and constitutes a valid and binding obligation of Liberty, and, assuming this Assignment constitutes a valid and binding obligation of Expedia and Diller, is enforceable against Liberty in accordance with its terms;

d.                                      the execution and delivery of the Assignment by Liberty and the performance of its obligations hereunder and under the Governance Agreement, do not constitute a breach or violation of, or conflict with, Liberty’s restated certificate of incorporation, as amended, or amended and restated bylaws;

e.                                       this Assignment is being entered into in connection with the Spin-Off, which constitutes a Distribution Transaction involving Spinco, the Liberty Spinco, and its wholly owned subsidiaries [Sub] and Marginco, the Qualified Distribution Transferees, pursuant to Section 5.01 of the Governance Agreement; and

f.                                        in connection with the Spin-Off, Liberty has contributed all Company Common Shares Beneficially Owned by it to Spinco, which has in turn contributed such shares to Marginco and [Sub].

4.                                      Representations and Warranties of Assignees and Liberty.  Assignees and Liberty each represent and warrant to Expedia and Diller that:

a.                                      each Assignee is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power and authority to enter into this Assignment and to carry out its obligations hereunder and, following the Spin-Off, under the Governance Agreement;

b.                                      the execution, delivery and performance of this Assignment by each Assignee has been duly authorized by all necessary corporate or other action on the part of each Assignee and no other corporate proceedings on the part of any Assignee are necessary to authorize this Assignment or the matters contemplated hereby or by the Governance Agreement;

c.                                       this Assignment has been duly executed and delivered by each Assignee and constitutes a valid and binding obligation of each Assignee, and, assuming this Assignment constitutes a valid and binding obligation of Diller and Expedia, is enforceable against each Assignee in accordance with its terms; and

d.                                      the execution and delivery of this Assignment by Assignees, and, following the Spin-Off, the performance by the Assignees of their obligations hereunder and under the Governance Agreement, do not constitute a breach or violation of, or conflict with, any Assignee’s organizational documents.

5.                                      Assignment and Assumption, Certain Acknowledgements.

a.                                      Effective immediately prior to the Spin-Off (but subject to the consummation of the Spin-Off):

i.	Liberty assigns all of its rights and obligations under the Governance Agreement (including its rights pursuant to Articles II and III and Section 7.08 thereof) to Spinco;

ii.

Spinco accepts such assignment of rights hereunder and assumes and agrees to perform all liabilities and obligations of Liberty under the Governance Agreement to be performed following the effectiveness of the Spin-Off;

iii.

Spinco is substituted for Liberty as “Spinco” for all purposes under the Governance Agreement and upon the Spin-Off, (I) all references in the Governance Agreement to “Liberty” will be deemed to refer to Spinco, (II) all references to the “Liberty Stockholder Group” will be deemed to refer to the “Spinco Stockholder Group,” meaning the stockholder group composed of Spinco and those Subsidiaries of Spinco, that, from time to time, hold Equity Securities of Expedia, and (III) all references to the “Liberty Directors” will be deemed to refer to the “Spinco Directors,” meaning the directors nominated by Spinco pursuant to Section 2.01; and

iv.	Marginco and [Sub] acknowledge and agree that they are members of the Spinco Stockholder Group at the effective time of the Spin-Off.

b.                                      Liberty acknowledges that (i) it shall not be entitled to any benefits under the Governance Agreement following the Spin-Off and (ii) neither Expedia nor Diller shall be subject to any liability to Liberty under the Governance Agreement following the Spin-Off (except for any liability arising from any breach of the Governance Agreement by Expedia or Diller, as applicable, or relating to any actions or events occurring, in each case, on or prior to the date of the Spin-Off).

c.                                       Each of Expedia and Diller acknowledges that Liberty shall not be subject to any liability to it or him, as applicable, under the Governance Agreement following the Spin-Off (except for any liability arising from any breach of the Governance Agreement by Liberty or relating to any actions or events occurring, in each case, on or prior to the date of the Spin-Off).

d.                                      Spinco acknowledges and confirms that the persons serving as “Liberty Directors” (as such term is used prior to the effectiveness of this Assignment) on the Board of Directors at the effective time of the Spin-Off will become the “Spinco Directors” (as such term is used following the effectiveness of this Assignment) pursuant to Section 2.01(a) of the Governance Agreement.

e.                                       Pursuant to Section 7.01 of the Governance Agreement, effective upon the completion of the Spin-Off, the address for all notices, requests and other communications to Assignees pursuant to the Governance Agreement will be:

Liberty Expedia Holdings, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Richard N. Baer, Chief Legal Officer

Facsimile:

6.                                      Miscellaneous.

a.                                      From and after the execution and delivery of this Assignment, the Governance Agreement shall be deemed to be assigned and assumed as herein provided (it being understood that no assignment, assumption or substitution hereunder shall be effective until immediately prior to the Spin-Off (and subject to the consummation of the Spin-Off)), and the Governance Agreement shall continue in full force and effect and is hereby ratified and confirmed.

b.                                      This Assignment may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the parties hereto or their successors and permitted assigns; provided, however, that following the Spin-Off, Liberty’s execution of such amendment, modification or supplement will not be required for the effectiveness thereof, except to the extent such amendment, modification or supplement would have, or would reasonably be expected to have, an adverse effect upon Liberty.

c.                                       Neither this Assignment nor any of the rights, interests or obligations under this Assignment will be assigned, in whole or in part, by any party hereto without the prior written consent of the other parties hereto; provided, however, that following the Spin-Off, Liberty’s consent will not be required for such assignment, except to the extent such assignment would have, or would reasonably be expected to have, an adverse effect upon Liberty.  Any purported assignment without such prior written consent will be void.  Subject to the preceding sentences, this Assignment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.  This Assignment shall not confer any rights or remedies upon any Person other than the parties to this Assignment and their respective successors and permitted assigns.

d.                                      This Assignment sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior representations, agreements and understandings, written or oral, of any and every nature among them, other than as set forth in the Governance Agreement.

e.                                       This Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

f.                                        The headings in this Assignment are for convenience of reference only and shall not constitute a part of this Assignment, nor shall they affect its meaning, construction or effect.

g.                                       This Assignment may be executed via facsimile or .pdf and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective authorized officers and made effective as of the day and year first above written.

LIBERTY EXPEDIA HOLDINGS, INC.

By:
Name:
Title:

LEXE MARGINCO, LLC

By:
Name:
Title:

[SUB]

By:
Name:
Title:

LIBERTY INTERACTIVE CORPORATION

By:
Name:
Title:

EXPEDIA, INC.

By:
Name:
Title:

BARRY DILLER

[Signature Page to Assignment and Assumption of Governance Agreement]